UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

MedQuist Inc. (the "Company") announced a restructuring plan (the "Plan") which was committed to by its management on December 3, 2007 under which approximately 200 employees were notified beginning on December 5, 2007 of their planned termination. Substantially all of the separations are effective immediately.

Charges associated with the Plan are estimated to range between $1.7 million and $2.0 million. The estimated restructuring charges will consist entirely of severance costs, and substantially all of the restructuring charges will result in future cash expenditures. The Plan will reduce the Company’s non-medical transcriptionist workforce by approximately 10%. The Plan is necessary to realign expenditures with current operational needs and is expected to be completed by December 31, 2007. As a result of the Plan, the Company' expects to reduce operating expenses in 2008 by between $10 million and $11 million.

The Plan does not contemplate reductions of, and the Company has no current intentions to reduce, its medical transcription workforce. Rather, the Company will continue in its efforts to hire additional qualified medical transcriptionists.

A copy of the press release announcing the restructuring plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Some of the statements in this Current Report on Form 8-K (including the exhibit) constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company's current expectations, estimates and projections regarding the Company's business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this report include, without limitation, statements about the estimated charges and operating expense reductions associated with the Plan, as well as continuing efforts to hire additional qualified medical transcriptionists. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risk that the estimated charges associated with the Plan could be higher than estimated or that operating expenses are not reduced in accordance with the Company's expectations as a result the implementation of the Plan, as well as the risk that the Company will curtail its efforts to hire additional medical transcriptionists. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of MedQuist Annual Report on Form 10-K for the year ended December 31, 2006, entitled "Risk Factors" and discussions of potential risks and uncertainties in MedQuist's subsequent filings with the SEC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

December 5, 2007	By:	Howard S. Hoffmann

Name: Howard S. Hoffmann
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 5, 2007